Exhibit 99.88

CONSENT OF GOLDMAN, SACHS & CO.

October 23, 2002

Board of Directors
TRW Inc.
1900 Richmond Rd.
Cleveland, OH 44124

Re:	Amendment No. 7 to Registration Statement on Form S-4 (File No. 333-83672) of Northrop Grumman Corporation (“Northrop”)

Ladies and Gentlemen:

Reference is made to our opinion letter, dated June 30, 2002, with respect to the fairness from a financial point of view to the holders of shares of Common Stock, par value $0.625 per share, of TRW Inc. (“TRW” or the “Company”), other than Northrop, of the Exchange Rate (as defined therein) pursuant to the Agreement and Plan of Merger, dated as of June 30, 2002, by and among TRW, Northrop and Richmond Acquisition Corp.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Northrop has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion under the captions “Summary—The Merger—Opinions of Financial Advisers”, “The Merger—TRW’s Reasons for the Merger; Recommendation of TRW’s Board of Directors”, “The Merger—Background of the Merger” and “The Merger—Opinions of Financial Advisers” and to the inclusion of the foregoing opinion as Annex D in the above-referenced Registration Statement, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/    GOLDMAN, SACHS & CO.

(GOLDMAN, SACHS & CO.)